UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 10, 2009

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2009, American Tower Corporation (the “Company”) completed an institutional private placement of $300.0 million aggregate principal amount of its 7.25% senior unsecured notes due 2019 (the “Notes”), which resulted in net proceeds to the Company of approximately $291.3 million, after deducting commissions and estimated expenses. The Company used $210.1 million of the net proceeds to finance the repurchase of its outstanding 7.50% notes due 2012 (the “2012 Notes”) through a tender offer. In addition, the Company will use $50.0 million of the net proceeds to repay certain of its outstanding indebtedness incurred under its $1.25 billion senior unsecured revolving credit facility. The remainder of the net proceeds will be used for general corporate purposes.

On June 10, 2009, the Company entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Notes. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes will mature on May 15, 2019 and bear interest at a rate of 7.25% per annum. Accrued and unpaid interest on the notes will be payable in U.S. dollars semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2009, to the persons in whose names the notes are registered at the close of business on the preceding May 1 and November 1, respectively. Interest on the notes will accrue from June 10, 2009 and will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture, among other things, limit the Company’s ability to incur more subsidiary debt or permit subsidiaries to provide guarantees; create liens; and merge, consolidate or sell assets. These covenants are subject to a number of exceptions, including that the Company and its subsidiaries may incur certain indebtedness or liens on assets, mortgages or other liens securing indebtedness, if the aggregate amount of such indebtedness and such liens shall not exceed 3.5x Adjusted EBITDA as defined in the Indenture.

The Company may redeem the Notes at any time at a redemption price equal to 100% of the principal amount, plus a make-whole premium, together with accrued interest to the redemption date. In addition, if the Company undergoes a Change of Control and Ratings Decline, each as defined in the Indenture, the Company may be required to repurchase all of the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), up to but not including the repurchase date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) default for 30 days in payment of any interest due with respect to the Notes; (ii) default in payment of principal or premium, if any, on the Notes when due, at maturity, upon any redemption, by declaration or otherwise; (iii) failure by the Company to comply with covenants in the Indenture or Notes for 90 days after receiving notice; (iv) a payment default or default causing acceleration under any mortgage, indenture or instrument relating to indebtedness for money borrowed or guaranteed by the Company or any of its Significant Subsidiaries (as defined in the Indenture) that in aggregate exceed $100.0 million; and (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default arising under clause (v) above occurs, the principal amount and accrued and unpaid interest on all the outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount on all the outstanding Notes to be due and payable immediately.

On June 10, 2009, in connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. (as representatives of the Purchasers named therein). Pursuant to the terms of the Registration Rights Agreement, the Company agreed that, if on the fifth business day following the one year anniversary of the issuance of the Notes (i) any Notes are not freely transferable by a holder that is not an “affiliate” (as defined in Rule 144 of the Securities Act) of the Company or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), (ii) the restrictive legend has not been removed from the Notes, or (iii) the Notes bear a restrictive CUSIP number, the Company will use its reasonable best efforts (a) to file a registration statement with respect to an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act and (b) to have the registration statement become effective not later than the fifth business day following the one year anniversary of the issuance of the Notes. Under certain circumstances, the Company may be required to effect a shelf registration statement to cover resales of the Notes. If (i) on or prior to the fifth business day following the one year anniversary of the issuance of the Notes, the Company fails to cause a registration statement or a shelf registration statement be declared effective, (ii) on or prior to the 45th day after the exchange offer registration statement is declared effective, the Company fails to consummate the exchange offer, or (iii) a registration statement thereafter ceases to be effective or usable (each such failure a “Registration Default”), the Company will be obligated to pay additional interest on the Notes at a rate of 0.25% per annum for the first 90-day period immediately following a Registration Default, and up to a maximum amount of additional interest of 0.50% per annum until all such Registration Defaults have been cured.

The foregoing is only a summary of certain provisions and is qualified in its entirety by the terms of the Indenture (including the form of 7.25% Senior Note) and the Registration Rights Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 8.01	Other Events.

On June 10, 2009, the Company announced that, pursuant to the terms of the tender offer for the 2012 Notes, it had accepted for purchase all 2012 Notes validly tendered and not withdrawn prior to June 9, 2009, the early acceptance date. The Company’s press release, dated June 10, 2009, is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated June 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: June 10, 2009	By:	/S/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated June 10, 2009.